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                                                                    Exhibit 3.13

                            CERTIFICATE OF FORMATION

                                       OF

                         AAVID THERMALLOY OF TEXAS, LLC

                                    ARTICLE I

         The name of the limited liability company is AAVID THERMALLOY OF TEXAS, LLC (the "Company").

                                   ARTICLE II

         The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle, Delaware 19805. The name of its initial registered agent at such address is Corporation Service Company. Either the registered office or the registered agent may be changed in the manner provided by law.

                                   ARTICLE III

         The name and address of the authorized person is Cheryl York, Bartlit Beck Herman Palenchar & Scott, 511 Sixteenth Street, Suite 700, Denver, Colorado 80202.

         IN WITNESS WHEREOF, the undersigned authorized person executed this Certificate of Formation this 24th day of January, 2000.

                                                /s/ CHERYL YORK
                                        -----------------------------
                                                  Cheryl York
                                               Authorized Person